Exhibit 99.1

Apple Reports Fourth Quarter Results

Quarterly Mac Sales Set New Record

Quarterly iPhone Sales Exceed One Million

CUPERTINO, California—October 22, 2007—Apple® today announced financial results for its fiscal 2007 fourth quarter ended September 29, 2007. The Company posted revenue of $6.22 billion and net quarterly profit of $904 million, or $1.01 per diluted share. These results compare to revenue of $4.84 billion and net quarterly profit of $542 million, or $.62 per diluted share, in the year-ago quarter. Gross margin was 33.6 percent, up from 29.2 percent in the year-ago quarter. International sales accounted for 40 percent of the quarter’s revenue.

Apple shipped 2,164,000 Macintosh® computers, representing 34 percent growth over the year-ago quarter and exceeding the previous quarterly record for Mac® shipments by 400,000. The Company sold 10,200,000 iPods during the quarter, representing 17 percent growth over the year-ago quarter. Quarterly iPhone™ sales were 1,119,000, bringing cumulative fiscal 2007 sales to 1,389,000.

“We are very pleased to have generated over $24 billion in revenue and $3.5 billion in net income in fiscal 2007,” said Steve Jobs, Apple’s CEO. “We’re looking forward to a strong December quarter as we enter the holiday season with Apple’s best products ever.”

“Apple ended the fiscal year with $15.4 billion in cash and no debt,” said Peter Oppenheimer, Apple’s CFO. “Looking ahead to the first quarter of fiscal 2008, we expect revenue of about $9.2 billion and earnings per diluted share of about $1.42.”

Apple will provide live streaming of its Q4 2007 financial results conference call utilizing QuickTime®, Apple’s standards-based technology for live and on-demand audio and video streaming. The live webcast will begin at 2:00 p.m. PDT on Monday, October 22, 2007 at www.apple.com/quicktime/qtv/earningsq407/ and will also be available for replay.

This press release contains forward-looking statements about the Company’s estimated revenue and earnings per share. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include potential litigation and government enforcement actions that may result from the matters investigated by the special committee of the board of directors and the restatement of the Company’s consolidated financial statements; unfavorable results of legal proceedings; the effect of competitive and economic factors, and the Company’s reaction to those factors, on consumer and business buying decisions with respect to the Company’s products; war, terrorism, public health issues, and other circumstances that could disrupt supply, delivery, or demand of products; continued competitive pressures in the marketplace; the Company’s reliance on sole service providers for iPhone in the U.S., U.K., Germany and France; the continued availability on acceptable terms of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources; the ability of the Company to deliver to the marketplace and stimulate customer demand for new programs, products, and technological innovations on a timely basis; the effect that product transitions, changes in product pricing or mix, and/or increases in component costs could have on the Company’s gross margin; the effect that product quality problems could have on the Company’s sales and operating profits; the inventory risk associated with the Company’s need to order or commit to order product components in advance of customer orders; the effect that the Company’s dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; the Company’s dependency on the performance of distributors and other resellers of the Company’s products; the Company’s reliance on the availability of third-party digital content; and the potential impact of a finding that the Company has infringed on the intellectual property rights of others. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended September 30, 2006, its Forms 10-Q for the quarters ended December 30, 2006, March 31, 2007, and June 30, 2007, and its Form 10-K for the year ended September 29, 2007 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple ignited the personal computer revolution in the 1970s with the Apple II and reinvented the personal computer in the 1980s with the Macintosh. Today, Apple continues to lead the industry in innovation with its award-winning computers, OS X operating system and iLife and professional applications. Apple is also spearheading the digital media revolution with its iPod portable music and video players and iTunes online store, and has entered the mobile phone market this year with its revolutionary iPhone.

Press Contact:

Steve Dowling

(408) 974-1896

dowling@apple.com

Investor Relations Contacts:

Nancy Paxton

(408) 974-5420

paxton1@apple.com

Joan Hoover

(408) 974-4570

hoover1@apple.com

NOTE TO EDITORS: For additional information visit Apple’s PR website (www.apple.com/pr/), or call Apple’s Media Helpline at (408) 974-2042.

© 2007 Apple Inc. All rights reserved. Apple, the Apple logo, Mac, Mac OS, Macintosh, iPhone and QuickTime are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share amounts)

	September 29, 2007	September 30, 2006

ASSETS:

Current assets:
Cash and cash equivalents	$9,352	$6,392
Short-term investments	6,034	3,718
Accounts receivable, less allowances of $47 and $52, respectively	1,637	1,252
Inventories	346	270
Deferred tax assets	782	607
Other current assets	3,805	2,270
Total current assets	21,956	14,509
Property, plant and equipment, net	1,832	1,281
Goodwill	38	38
Acquired intangible assets, net	299	139
Other assets	1,222	1,238
Total assets	$25,347	$17,205

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:
Accounts payable	$4,970	$3,390
Accrued expenses	4,329	3,053
Total current liabilities	9,299	6,443
Non-current liabilities	1,516	778
Total liabilities	10,815	7,221

Commitments and contingencies

Shareholders’ equity:
Common stock, no par value; 1,800,000,000 shares authorized; 872,328,972 and 855,262,568 shares issued and outstanding, respectively	5,368	4,355
Retained earnings	9,101	5,607
Accumulated other comprehensive income	63	22
Total shareholders’ equity	14,532	9,984

Total liabilities and shareholders’ equity	$25,347	$17,205

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except share and per share amounts)

	Three Months Ended		Twelve Months Ended
	September 29, 2007	September 30, 2006	September 29, 2007	September 30, 2006

Net sales	$6,217	$4,837	$24,006	$19,315
Cost of sales (1)	4,127	3,425	15,852	13,717
Gross margin	2,090	1,412	8,154	5,598
Operating expenses:
Research and development (1)	207	179	782	712
Selling, general, and administrative (1)	823	625	2,963	2,433
Total operating expenses	1,030	804	3,745	3,145

Operating income	1,060	608	4,409	2,453

Other income and expense	170	113	599	365

Income before provision for income taxes	1,230	721	5,008	2,818
Provision for income taxes	326	179	1,512	829

Net income	$904	$542	$3,496	$1,989

Earnings per common share:
Basic	$1.04	$0.63	$4.04	$2.36
Diluted	$1.01	$0.62	$3.93	$2.27

Shares used in computing earnings per share (in thousands):
Basic	870,881	854,187	864,595	844,058
Diluted	895,666	878,757	889,292	877,526

(1) Stock-based compensation expense was allocated as follows:

Cost of sales	$10	$5	$35	$21
Research and development	$21	$13	$77	$53
Selling, general, and administrative	$37	$22	$130	$89

UNAUDITED CONSOLIDATED SCHEDULE OF DEFERRED REVENUE

(in millions)

	September 29, 2007	June 30, 2007	March 31, 2007	September 30, 2006

Deferred revenue-current:
iPhone and Apple TV	$346	$92	$10	$—
AppleCare	430	399	373	333
Other	634	572	520	385
Total deferred revenue-current	1,410	1,063	903	718

Deferred revenue-non-current:
iPhone and Apple TV	290	88	10	—
AppleCare	495	435	392	355
Other	45	38	31	28
Total deferred revenue-non-current	830	561	433	383

Total deferred revenue	$2,240	$1,624	$1,336	$1,101